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                                                                    EXHIBIT 99.1

                            [WESTPORT RESOURCES LOGO]

                         WESTPORT RESOURCES CORPORATION
                           410 17TH STREET, SUITE 2300
                             DENVER, COLORADO 80202

WESTPORT TERMINATES ENRON CONTRACTS

Denver, Colorado - November 30, 2001 - Westport Resources Corporation (NYSE:
WRC) announced today it has terminated its commodity sales and hedging contracts with Enron North America Corp. and certain of its affiliates. Westport exercised its rights pursuant to the early termination provisions of such contracts. Based on current estimates and after applying all estimated set-offs, Westport believes that it owes Enron North America Corp. and its affiliates approximately $800,000 under these contracts. In addition, Westport has commodity sales contracts with EOTT Energy Partners, L.P. and ENA Upstream Company LLC, affiliates of Enron Corp. Westport believes that its exposure under these contracts is less than $4.0 million.

Contact information: Lon McCain or Jonathan Bloomfield at (303) 573-5404.

FORWARD - LOOKING STATEMENTS
This material includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include estimates, plans, expectations, opinions, forecasts, projections, guidance or other statements that are not statements of fact, including but not limited to the amount of any potential exposure to Enron. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. There are many factors that could cause forward-looking statements not to be correct, including differences in contractual interpretation, future volatility in oil and gas prices, and other uncertainties related to calculating market values of the Company's contracts with Enron, as well as the risks and uncertainties inherent in the Company's business set forth in the filings of the Company with the Securities and Exchange Commission. The Company does not undertake any obligation to update any forward-looking statements contained in this material.